Exhibit 3.10

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      1. The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.

     2. On , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

                                 NOT APPLICABLE

     3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

                 (a)  The  number  of  redeemable   shares  of  the  corporation
                      reacquired by redemption or purchase is 57,517, itemized as follows:
Class                                        Series              No. of Shares

Cumulative Preferred Stock ($50 par value)    4.50%                  1,519
Cumulative Preferred Stock ($50 par value)    4.60%                    747
Cumulative Preferred Stock ($50 par value)    4.60% (Series A)       2,000
Cumulative Preferred Stock ($50 par value)    4.60% (Series B)       3,400
Cumulative Preferred Stock ($50 par value)    5.125%                 1,000
Cumulative Preferred Stock ($100 par value)    7.70%                  2,965
Cumulative Preferred Stock ($100 par value)    8.12%                  4,233
Cumulative Preferred Stock ($50 par value)     9.40%                  6,468
Cumulative Preferred Stock ($50 par value)     8.72%                 31,985
Cumulative Preferred Stock ($50 par value)     6.00%                  3,200

           (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,325,126, itemized as follows:

                Class                          Series              No. of Shares

Cumulative Preferred Stock ($50 par value)         5%                   125,209
   "      "       "       "                        4.60%                     87
   "      "       "       "                        4.50%                 16,000
   "      "       "       "                        4.60% (Series A)      24,052
   "      "       "       "                        5.125%                71,000
   "      "       "       "                        4.60% (Series B)      71,400
   "      "       "       "                        6%                    80,000
   "      "       "       "                        9.40%                176,751
   "      "       "    ($100 par value)            8.12%                118,812
   "      "       "       "                        7.70%                 84,000
   "      "       "       "                        8.40%                197,668
   "      "       "     ($50 par value)            8.72%                 64,000
Common Stock ($4.50 par value)------                                 40,296,147
                                                                     41,325,126
           (c) The amount of the stated capital of the corporation after giving effect to such cancellation is $252,805,611.50.

           (d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 55,477,748, itemized as follows:


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               Class                           Series           No. of Shares

Cumulative Preferred Stock ($50 par value)       5%                 125,209
    "      "       "       "                   4.60%                     87
    "      "       "       "                   4.50%                 16,000
    "      "       "       "                   4.60% (Series A)      24,052
    "      "       "       "                   5.125%                71,000
    "      "       "       "                   4.60% (Series B)      71,400
    "      "       "       "                     6%                  80,000
    "      "       "       "                   9.40%                176,751
    "      "       "    ($100 par value)       8.12%                118,812
    "      "       "       "                   7.70%                 84,000
    "      "       "       "                   8.40%                197,668
    "      "       "     ($50 par value)       8.72%                 64,000


Serial Preferred Stock  ($50 par value)  (1 vote)    ----           463,249
Serial Preferred Stock  ($100 par value) (1 vote)    ----         1,349,520
Serial Preferred Stock  ($25 par value)  (1/4 vote)  ----         2,000,000
Serial Preferred Stock  ($50 par value)  (1/2 vote)  ----           636,000
Common Stock  ($4.50 par value)                      ----        50,000,000
                                                                 55,477,748
                       --
     4.        (a)    |__|  Amendment(s) adopted by shareholder action.

                 At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

          Number of      Number of        Number of Votes   Number of Undisputed
 Voting   Outstanding    Votes Entitled   Represented at    Shares Voted
 Group    Shares         to be Cast       the meeting       For          Against
                     --
         (b) |XX| The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code, as
     amended, and shareholder action was not required.

     5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):

                      SOUTH CAROLINA ELECTRIC & GAS COMPANY



     Date:  February 21, 1997      By:_____s/Lynn M. Williams_____________
                                               Secretary